Exhibit 99.1

Kodak Announces Comprehensive Settlement with U.K. Pension Plan,

Moving Kodak toward Exit from Chapter 11

Agreement Spins Off Personalized Imaging and Document Imaging Businesses to KPP, Settles $2.8 Billion in KPP Claims, and Funds Emergence of Commercial Imaging Business from Chapter 11

ROCHESTER, N.Y., April 29 – Eastman Kodak Company today announced a comprehensive settlement agreement with the U.K. Kodak Pension Plan (KPP), its largest creditor, with respect to its Chapter 11 Plan of Reorganization. Under the agreement, which will be filed with the U.S. Bankruptcy Court, Kodak’s Personalized Imaging and Document Imaging businesses will be spun off under new ownership to KPP.

The settlement agreement provides, among other things, for the spin-off of Kodak’s Personalized Imaging and Document Imaging businesses to KPP for cash and non-cash consideration of $650 million. Certain proceeds will be used to support the emergence of Kodak from Chapter 11 and the growth of its Commercial Imaging business. The agreement also settles approximately $2.8 billion of claims by KPP against Kodak and certain of its affiliates.

“In one comprehensive transaction, Kodak will realize its previously announced intention to divest its Personalized Imaging and Document Imaging businesses and settle its largest legacy liability,” said Antonio M. Perez, Kodak Chairman and Chief Executive Officer. “The KPP transaction moves us past several key hurdles in our reorganization, resolving all potential claims worldwide, assuring continued operations outside of the United States, placing our Personalized Imaging and Document Imaging businesses with a new owner that recognizes their value and is focused on their growth and success, and providing the remaining liquidity we require to emerge from Chapter 11. We are very pleased with the transaction, the value it creates for our stakeholders, and the dedication and creativity of KPP that made it possible to achieve this extraordinary result.”

Steven Ross, Chairman of KPP, said, “KPP and Kodak have been working collaboratively since the beginning of the case, and this acquisition provides security for and delivers the greatest value to, the KPP members. Overall, this settlement gives the KPP members greatly improved future prospects whilst being good for Kodak’s employees, its creditors and for UK businesses.

“The businesses that we are acquiring will deliver long-term cash flows to support the plan’s obligations. The financial stability that KPP will provide for the Personalized Imaging and Document Imaging businesses will be beneficial to those businesses’ employees, customers and partners.”

The agreement will be implemented as part of Kodak’s Chapter 11 plan in the United States. At consummation of the spin-off, Kodak and its worldwide affiliates will be released from their obligations to KPP. The UK Pensions Regulator (“the Regulator”) has been kept fully informed of this process and the Regulator has granted clearance in respect of the acquisition. The Regulator has decided that it will approve the release of Kodak Limited, the KPP’s sponsoring employer, from its liabilities to the KPP and the UK Pension Protection Fund has confirmed that it has no objection. Closing of the transaction is subject to the approval of the U.S. Bankruptcy Court, approval by the Regulator and the satisfaction or waiver of other conditions precedent.

Kodak intends to file a draft Chapter 11 plan with the Bankruptcy Court on April 30, and to seek approval of the KPP settlement and related transactions promptly thereafter, withdrawing the previously-filed motion for the standalone sale of the Document Imaging business.

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CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This document includes “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, financing needs, business trends, and other information that is not historical information. When used in this document, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2012, under the headings “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” and those described in filings made by the Company with the U.S. Bankruptcy Court for the Southern District of New York and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to successfully emerge from Chapter 11 as a profitable sustainable company; the ability of the Company and its subsidiaries to develop, secure approval of and consummate one or more plans of reorganization with respect to the Chapter 11 cases; the Company’s ability to improve its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; our ability to raise sufficient proceeds from the sale of businesses and non-core assets; the businesses the Company expects to emerge from Chapter 11; the ability of the company to discontinue certain businesses or operations; the ability of the Company to continue as a going concern; the Company’s ability to comply with the Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) covenants in its debtor-in-possession credit agreements; our ability to obtain additional financing; the potential adverse effects of the Chapter 11 proceedings on the Company’s liquidity, results of operations, brand or business prospects; the outcome of our intellectual property patent litigation matters; the Company’s ability to generate or raise cash and maintain a cash balance sufficient to comply with the minimum liquidity covenants in its debtor-in-possession credit agreements and to fund continued investments, capital needs, restructuring payments and service its debt; our ability to fairly resolve legacy liabilities; the resolution of claims against the Company; the Company’s ability to retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; our ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements.

All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of the date of this document, and are expressly qualified in their entirety by the cautionary statements included in this report. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

About Kodak

Kodak is transforming into a B2B company focused on its Commercial Imaging business. Kodak will be centered on commercial, packaging and functional printing solutions and enterprise services, markets in which it offers customers advanced technologies that give them a competitive edge. The company also offers leading products and services in Entertainment Imaging and Commercial Films. For additional information on Kodak, visit kodak.com.

About Kodak’s Personalized Imaging Business

The Personalized Imaging business leverages Kodak’s unique imaging heritage, expertise and ongoing innovation to provide customers and end-consumers with high-quality products and services to meet their individual needs. The Personalized Imaging business consists of Retail Systems Solutions, the world leader in retail photo kiosks and dry lab systems, offering retailers a competitive advantage in the photo services market; Paper & Output Systems, offering photo specialty retailers, professional and wholesale labs, and photographers the broadest portfolio of traditional photographic paper and workflow solutions; Film Capture, offering consumers and professionals an award-winning range of still-camera film products; and Event Imaging Solutions, offering theme parks and other venues a total solution in souvenir photo operations.

About Kodak’s Document Imaging Business

Kodak’s Document Imaging business enables customers to capture and manage valuable information from electronic and paper documents. Our solutions include award-winning scanners and capture software, information workflow software, an expanding range of professional services, and industry-leading service and support. From small offices to global operations, Kodak has the solutions to automate your business processes and intelligently deliver the information your enterprise needs.

For more information, please visit kodak.com/go/dinews. Follow us on Twitter at twitter.com/kodakdi and visit our blog at infooverdrive.com

Notes to Editors on Kodak Pension Plan

The KPP is a defined benefit pension plan which was closed to new members on 1 July 2006 and closed to future accrual on 31 March 2012. The Plan has assets of circa £1bn and a deficit on a buy out basis of circa £1.9bn.

The Plan is relatively mature with approximately 6,230 deferred members and 8,610 pensioners.

The terms of the Settlement reached give the members of the UK Kodak Pension Plan (KPP) the best outcome that could be achieved in Kodak’s current circumstances.

The Trustees appreciated that to maximise returns for all the creditors (including KPP) in the Chapter 11 reorganisation of Kodak, it would be important to preserve value. The businesses that the Trustees are acquiring have significant value and will develop, which will be good for their employees, customers and suppliers, and they will over time be able to fund pension benefits and enable the Trustees to achieve their objective which is to get the best pensions for KPP members.

Whilst this transaction provides the best deal for the KPP, the trustees have concluded that the existing deficit is so large that the scheme cannot continue in its current form. Therefore members will be offered the chance to transfer to a new scheme which offers lower benefits (though still better than the compensation provided by the Pension Protection Fund (PPF)). If members do not wish to transfer, they will stay with the remainder of the KPP when it transfers to the PPF.

The Trustees will fully consult with members regarding these alternative arrangements. The Trustees will be writing to all members with details of the implications of the settlement for each of their pensions and will undertake a series of presentations around the UK in the near future. Following receipt of the information, members will have the opportunity to vote to participate in the new Plan. The Pensions Regulator and the PPF have been and will continue to be fully engaged in the process.

2013